Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Socket Mobile, Inc., formerly known as Socket Communications, Inc. (the "Company"), of our report dated March 12, 2009, relating to the financial statements of Socket Mobile, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

  Registration Statement on Form S-3 (No. 333-109150) pertaining to the 2,491,163 (post reverse split 249,116) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-104632) pertaining to the 4,844,797 (post reverse split 484,480) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-100754) pertaining to the 4,830,250 (post reverse split 483,025) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-87348) pertaining to the 500,104 (post reverse split 50,010) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-96231) pertaining to the 2,662,638 (post reverse split 266,263) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-82591) pertaining to the 3,005,909 (post reverse split 300,059) shares of common stock of the Company;
  Registration Statements on Form S-8 (Nos. 333-149688, 333-141587, 333-132345 and 333-123396) pertaining to the 2004 Equity Incentive Plan of Socket Mobile, Inc.;
  Registration Statements on Form S-8 (Nos. 333-85721 and 333-59838) pertaining to the 1999 Nonstatutory Stock Plan;
  Registration Statements on Form S-8 (Nos. 333-123396, 333-106502, 333-87368, 333-85721, 333-68347, 333-66060, 333-59838, and 333-07669) pertaining to the 1995 Equity Incentive Plan; and
  Registration Statement on Form S-8 (No. 333-106502) pertaining to the Socket Communications 401(k) Plan.

/s/ Moss Adams LLP

San Francisco, California
March 12, 2009